                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 27, 1999

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                    76-0542208
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                             515 Post Oak Boulevard
                                    Suite 450
                            Houston, Texas 77027-9408
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 5.  OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider and consolidator of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and information technology markets. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements.

         (a)      Financial Statements of Business Acquired
                  See Pages 1 through 13

         (b)      Pro Forma Financial Statements
                  See Pages 14 through 19

                          INDEPENDENT AUDITORS' REPORT



Stockholders and Directors
Ernest P. Breaux Electrical, Inc.
P. O. Box 11640
New Iberia, LA  70562-1640

We have audited the accompanying balance sheets of Ernest P. Breaux Electrical, Inc. as of April 30, 1999 and April 30, 1998, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ernest P. Breaux Electrical, Inc. as of April 30, 1999 and April 30, 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



MIXON, ROY, METZ & MIXON
CERTIFIED PUBLIC ACCOUNTANTS

July 14, 1999
New Iberia, LA

                        Ernest P. Breaux Electrical, Inc.
                                  Balance Sheet
                             April 30, 1999 and 1998


                                                                      1999              1998
                                                                 ------------      ------------
Assets:
Current Assets:
   Cash (Note 5)                                                 $     61,237      $     82,851
   Contract Receivables (See Note 3)                                5,668,479         3,970,457
   Costs and Estimated Earnings in Excess of
     Billings on Uncompleted Contracts (See Note 2)                 1,098,936           307,384
   Inventories                                                        318,520           494,566
   Prepaid Interest                                                     7,074            10,368
                                                                 ------------      ------------
Total Current Assets:                                            $  7,154,246      $  4,865,626
                                                                 ------------      ------------

Investments:
   Stocks (At Cost)                                              $        675      $        675
   Cash Surrender Value-Life Ins. (See Note 7)                      1,415,725         1,193,125
   Cash Surrender Value-Life Ins. Policy Assignment                   120,000           120,000
                                                                 ------------      ------------
Total Investments:                                               $  1,536,400      $  1,313,800
                                                                 ------------      ------------

Property, Plant and Equipment: (See Note 4)
   Depreciable Assets                                            $  3,957,096      $  3,293,544
   Accumulated Depreciation                                        (2,384,950)       (2,368,477)
                                                                 ------------      ------------
Total Property, Plant and Equipment:                             $  1,572,146      $    925,067
                                                                 ------------      ------------

Total Assets:                                                    $ 10,262,792      $  7,104,493
                                                                 ============      ============




   The accompanying notes are an integral part of these financial statements.

                        Ernest P. Breaux Electrical, Inc.
                            Balance Sheet (Continued)
                             April 30, 1999 and 1998

                                                                     1999              1998
                                                                 ------------      ------------
Liabilities and Stockholders' Equity:
Current Liabilities:
   Bank Overdraft (Note 5)                                       $  1,062,588      $    798,754
   Accounts Payable                                                 1,635,142         1,482,750
   Accrued and Withheld Taxes                                         244,744             7,481
   Accrued Wages Payable                                              115,697            94,054
   Sales Tax Payable                                                    7,686             4,443
   Accrued Property Tax                                                 3,696                 0
   Accrued Compensated Absences (See Note 6)                          120,179            96,257
   Accrued Workman's Compensation Claim                                     0            16,188
   Notes Payable - Bank (See Note 5)                                   88,504           170,000
   Note Payable - Equipment (See Note 5)                               26,739            26,739
   Billings in Excess of Costs and Estimated
     Earnings on Uncompleted Contracts (See Note 2)                   330,032           461,926
   Income Taxes Payable                                               824,950           124,115
                                                                 ------------      ------------
Total Current Liabilities:                                       $  4,459,957      $  3,282,707
                                                                 ------------      ------------

Long-Term Liabilities: (See Note 5)
   Note Payable - Stockholders                                   $    554,830      $    395,166
   Note Payable - Equipment                                            15,382            42,121
                                                                 ------------      ------------
Total Long-Term Liabilities:                                     $    570,212      $    437,287
                                                                 ------------      ------------

Deferred Income Taxes: (See Note 11)                             $     68,026      $     39,046
                                                                 ------------      ------------

Stockholders' Equity:
   Common Stock -
     $1 Par Value, 100,000 Shares Authorized;
       28,750 Shares Issued and 20,675 Shares
       Outstanding for 1999
     $100 Par Value, 1,000 Shares Authorized;
       287.5 Shares Issued, and 174.25 Shares
       Outstanding for 1999                                      $     28,750      $     28,750
   Additional Paid in Capital                                         291,109           291,109
   Treasury Stock, (8,075 and 113.25 Shares At
     Cost for 1999)                                                   (82,041)          (82,041)
   Retained Earnings                                                4,926,779         3,107,635
                                                                 ------------      ------------
Total Stockholders' Equity:                                      $  5,164,597      $  3,345,453
                                                                 ------------      ------------

Total Liabilities and Stockholders' Equity:                      $ 10,262,792      $  7,104,493
                                                                 ============      ============

   The accompanying notes are an integral part of these financial statements.

                                         Ernest P. Breaux Electrical, Inc.
                                                Statement of Income
                                    For the Years Ended April 30, 1999 and 1998


                                                           1999              1998
                                                       ------------      ------------
Contract Revenues Earned:                              $ 25,402,942      $ 19,090,879


Cost of Revenues Earned                                  20,557,966        16,598,310
                                                       ------------      ------------

Gross Profit:                                          $  4,844,976      $  2,492,569


Selling, General and Administrative Expense               1,853,668         1,390,809
                                                       ------------      ------------

Income From Operations:                                $  2,991,308      $  1,101,760
                                                       ------------      ------------

Other Income / (Expense):
   Sale of Equipment                                   $      5,500      $      5,900
   Other Income                                              28,278            29,245
   Gain on Cash Surrender Value Insurance                    66,398            88,349
   Stock Bonus                                                    0          (105,913)
                                                       ------------      ------------
Total Other Income:                                    $    100,176      $     17,581
                                                       ------------      ------------

Income Before Income Taxes:                            $  3,091,484      $  1,119,341

     Income Tax Expense/Benefit:

       Current                                           (1,243,362)         (413,858)
       Deferred                                             (28,978)           24,739
                                                       ------------      ------------

Net Income:                                            $  1,819,144      $    730,222
                                                       ============      ============




   The accompanying notes are an integral part of these financial statements.

                        Ernest P. Breaux Electrical, Inc.
                         Statement of Retained Earnings
                   For the Years Ended April 30, 1999 and 1998

                                                    1999             1998
                                                ------------     ------------

Retained Earnings, Beginning of Year:           $  3,107,635     $  2,452,713


   Net Income, As Restated For 1998*               1,819,144          730,222
   Less: Dividends Paid                                    0          (75,300)
                                                ------------     ------------

Retained Earnings, End of Year:                 $  4,926,779     $  3,107,635
                                                ============     ============

















*Ernest P. Breaux Electrical, Inc., for year ending April 30, 1998, had written off a bad debt of $192,000 on a contract in dispute. Subsequent to that write off, the bad debt was collected. The effect of the correction is to restate above April 30, 1998 retained earnings net of the associated income tax due as follows:

                                                                                       1998
                                                                                   ------------
Previously Reported 4/30/98                                                        $    642,057
Bad Debt Written Off in Error                                                           192,000
Associated Taxes on Internal Revenue Service Audit  Paid in Year 4/30/99               (103,835)
                                                                                   ------------
Net Income as Restated                                                             $    730,222
                                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                                         Ernest P. Breaux Electrical, Inc.
                                              Statement of Cash Flows
                                    For the Years Ended April 30, 1999 and 1998

                                                                     1999              1998
                                                                 ------------      ------------
Cash Flows From Operating Activities:
   Net Income                                                    $  1,819,144      $    730,222
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities:
       Depreciation                                                   314,755           266,801
       Increase/Decrease in Inventory                                 176,046           (63,098)
       Increase in Accounts Receivable                             (1,698,022)         (447,303)
       Increase/Decrease in Costs and Estimated
         Earnings in Excess of Billings                              (791,552)          309,857
       Increase/Decrease in Prepaid Expenses                            3,294            (6,080)
       Increase/Decrease in Accounts Payable                          152,392           695,285
       Increase in Billings in Excess of Costs
         and Estimated Earnings                                      (131,894)         (141,471)
       Decrease/Increase in Income Tax Payable                        700,835          (123,282)
       Decrease/Increase in Accrued Expenses                          311,807          (659,090)
                                                                 ------------      ------------
Net Cash Used or Provided by Operating Activities:               $    856,805      $    561,841
                                                                 ------------      ------------

Cash Flows From Investing Activities:
   Increase/Decrease in Cash Surrender Value
     of Life Insurance Policies/Policy Assignment                $   (222,600)     $   (229,950)
   Purchase of Property, Plant and Equipment                         (971,083)         (357,189)
                                                                 ------------      ------------
Net Cash Used by Investing Activities:                           $ (1,193,683)     $   (587,139)
                                                                 ------------      ------------

Cash Flows From Financing Activities:
   Proceeds from Bank Loans                                      $  7,182,059      $  5,908,735
   Repayments on Bank Loans                                        (7,093,555)       (6,465,277)
   Repayments on Equipment Loans                                     (196,738)         (153,460)
   Proceeds from Stock Loans                                           282,411           316,522
   Repayment on Stock Loans                                          (122,747)          (90,396)
   Increase in Paid in Capital                                              0           265,109
   Dividends Paid                                                           0           (75,300)
                                                                 ------------      ------------
Net Cash Used or Provided by Financing Activities:               $     51,430      $   (294,067)
                                                                 ------------      ------------

Net Increase/(Decrease) in Cash and Cash Equivalents:            $   (285,448)     $   (319,365)

Cash and Cash Equivalents at Beginning of Year:                      (715,903)         (396,538)
                                                                 ------------      ------------
Cash and Cash Equivalents at End of Year:                        $ (1,001,351)    $    (715,903)
                                                                 ============      ============

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest                           $    104,126      $     66,390
Cash paid during the year for income taxes                       $    309,991      $    343,578


   The accompanying notes are an integral part of these financial statements.

                        Ernest P. Breaux Electrical, Inc.
                          Notes to Financial Statements
                             April 30, 1999 and 1998


Note 1 - Significant Accounting Policies:

Company's Activities and Operating Cycle - Ernest P. Breaux Electrical, Inc., (the Company) performs commercial, substation, roadway and other projects as an electrical contractor. The projects are located in Louisiana and surrounding areas and are coordinated from its office in Iberia Parish. The length of the Company's contracts is usually less than one year but sometimes up to two years.

Revenue and Cost Recognition - The Company recognizes revenues from construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts.

When long-term contracts extend over one year, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts that require the revision become known.

At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is accrued.

Contract cost includes all direct material and labor and those indirect costs related to contract performance, such as indirect labor and equipment rentals.

The asset, "Cost and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

Cash - The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash. The Company's bank overdrafts which occur when the revolving line of credit is used when amounts are drawn against the bank in excess of cash values are considered cash equivalents.

Contract Receivables - Contract receivables consist of only trade receivables. The Company uses the direct write off method for bad debts. The results obtained under this method do not differ materially from those that would be obtained under the allowance method. The Company grants credit to its customers on a short-term basis.

Inventory - Inventories are stated at lower cost or market determined on the first in, first out basis. Inventory consists of materials such as wire and pipe used on projects.

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 1 - Significant Accounting Policies (continued):

Property, Plant and Equipment - The cost of property, plant and equipment are depreciated over the estimated useful lives of the related assets. Useful lives range from three to forty years. Financial statement depreciation is recorded using the straight-line method whereas tax return depreciation is recorded using accelerated methods.

Compensated Absences - Accumulated unpaid annual vacation and holiday pay is accrued at the end of the fiscal year.

Uses of Estimates - The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Significant estimates made involved using the percentage of completion method of accounting for contracts in progress.

Comprehensive Income - There were no items of other comprehensive income in the current year, and, thus, net income is equal to comprehensive income for the current year.

Note 2 - Uncompleted Contracts:

Costs, estimated earnings, and billings on uncompleted contracts are summarized as follows:

                                                                       1999
                                                                   ------------
   Costs Incurred on Uncompleted Contracts                         $ 12,205,833
   Estimated Earnings                                                 2,482,199
                                                                   ------------
   Revenues Earned                                                 $ 14,688,032
   Billings to Date                                                 (13,919,128)
                                                                   ------------

   Total                                                           $    768,904
                                                                   ============

Included in accompanying balance sheets under the following captions:

                                                                       1999
                                                                   ------------
   Cost and Estimated Earnings in Excess
     of Billings on Uncompleted Contracts                          $  1,098,936

   Billings in Excess of Costs and Estimated
     Earnings on Uncompleted Contracts                                 (330,032)
                                                                   ------------
   Total                                                           $    768,804
                                                                   ============

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 2 - Uncompleted Contracts (continued):

Customers are billed upon accumulation of cost data and partial completion of various stages of construction.

Note 3 - Contract Receivables:

The Company's contract receivables included the following billed and unbilled amounts. Unbilled amounts represent invoice amounts on contracts to be billed when the most recent invoice date was earlier than the year end.

                                                          4/30/99          4/30/98
                                                       ------------     ------------
Contract Receivables - Billed                          $  5,668,479     $  3,970,457
                                                       ============     ============

Retainage held on completed contracts and uncompleted contracts on April 30, 1999 and April 30, 1998 was $965,204 and $1,305,915, respectively. The retainage is included in contract receivables.

All contract receivables are expected to be collected within one year.

Note 4 - Property, Plant, and Equipment:

Analysis of Depreciable Assets:

                                                          4/30/99           4/30/98
                                                       ------------      ------------
                                                           Cost              Cost
                                                       ------------      ------------
Company Vehicles                                       $  1,603,078      $  1,456,779
Machinery and Equipment                                   1,733,235         1,600,527
Building and Improvements                                   219,226            20,896
Furniture and Fixtures                                      401,557           215,342
                                                       ------------      ------------

Total                                                  $  3,957,096      $  3,293,544
Less:  Accumulated Depreciation                          (2,384,950)       (2,368,477)
                                                       ------------      ------------

Total                                                  $  1,572,146      $    925,067
                                                       ============      ============

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 5 - Long-Term Debt:

The Company's debt at April 30, 1999 and 1998 consists of the following:

                                                 1999              1998
                                             ------------      ------------

Notes Payable - Bank*                        $     88,504      $    170,000
Note Payable - Equipment                           42,121            68,860
Note Payable - Stockholders**                     554,830           395,166
                                             ------------      ------------
Total Debt                                   $    685,455      $    634,026
Less Current Maturities                          (115,243)         (196,739)
                                             ------------      ------------

Total Long-Term Debt                         $    570,212      $    437,287
                                             ============      ============

Notes:                   Amount     Monthly    Interest
                          Due       Payments     Rate    Maturity    Collateral
                        --------    --------   --------  --------    ----------

Note - Bank
$ 2,500,000 Limit       $ 88,504    Variable   Variable   Demand    Inv. & Equip
                        --------

The Company has overdraft protection where the revolving line of credit is used when amounts are drawn against the bank in excess of their cash balance.

**The Note Payable Stockholders is unsecured with an interest rate of 10%.

Following are the maturities of the notes:

FYE 4/30/00                      $ 115,243
FYE 4/30/01                         15,382
FYE 4/30/02                              0
FYE 4/30/03                              0
FYE 4/30/04                              0

The line of credit totaling $2,500,000 at April 30, 1999 had a used portion of $88,504, and a used portion of $170,000 at April 30, 1998.

Note 6 - Accrued Compensated Absences:

Employees of the Company accrue annual vacation leave and holiday pay based on hours worked. Employees can accumulate a maximum of two weeks vacation and two years of holidays.

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 7 - Cash Surrender Value - Life Insurance:

Cash surrender value of $1,415,725 represents amounts available on surrender of policies on certain officers and key employees. The Company is the owner and beneficiary of the policies. Life insurance proceeds on the death of an officer are to be used to redeem the decedents's interest in the Company; whereby, the Company is obligated to purchase the shares at a stated price. Stockholders have assigned a portion of the cash surrender value of their personal life insurance policies to the Company in the amounts of $120,000 and $120,000 for 1999 and 1998, respectively.

Note 8 - Related Party Transactions:

The Company rents land and buildings, from a partnership owned substantially by the principal officers and stockholders of the Company. The total rent paid to this related party during the fiscal year ended April 30, 1999 and 1998 was $159,000 and $144,000, respectively. This partnership, through the job efforts of E. P. Breaux Electrical has constructed the following facilities and Ernest
P. Breaux Electrical, Inc. incurred losses on the construction of those facilities as reflected in the completed contract schedule of this report:

                                                                 Contract Total
                                                                 --------------

   Job #980205     E. P. Breaux Office                             $ 224,294
   Job #980301     E. P. Breaux Operation Office Warehouse         $ 164,982
   Job #980509     E. P. Breaux Site Clearing                      $  62,099
   Job #980302     E. P. Breaux Training Center                    $ 135,873

The jobs were completed as of April 30, 1999. There were rough estimated contract totals used at the inception of the job and no signed contracts as to the amount of the contract or scope of work.

The fabrication shop and carpenter shop was still in progress as of April 30, 1999 and had accumulated costs of $55,530 and a total contract price of $89,350.

The Company maintains a Note Payable - Stockholders account where loans and related repayments are recorded.

Note 9 - Contract Backlog - Unaudited:

                                                        4/30/99       4/30/98
                                                      -----------   -----------

Estimated gross revenue on work to be performed       $11,626,452   $10,749,334
                                                      ===========   ===========

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 10 - Miscellaneous:

The Company's leases are operational and short-term in nature.

The Internal Revenue Service conducted in 1998 an audit on Ernest P. Breaux Electrical, Inc. The results of the audit indicated that a bad debt previously written off was recorded to income for the year April 30, 1998. Additional timing issues were addressed, and tax due and associated timing difference refunds have been appropriately offset. The Internal Revenue Service is presently scheduled to audit Ernest P. Breaux Electrical's pension plan.

Note 11 - Income Taxes:

Deferred income taxes arise from timing differences resulting from income and expenses items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent depending on the classification of the assets to which they relate.

The source of these timing differences was excess of tax over book depreciation and accrued compensated absences.

The Company's effective tax rates are the maximum federal and state corporate income tax rates.

Note 12 - Employee Benefit Plan:

The Company made available to its employees a 401K plan on October 1, 1991. All employees, including shareholders, can participate depending on age and length of employment requirements. Employees can defer up to 15% of their compensation. The Company contributes 25% of employee contributions.

The Company has contributed amounts to a training program. The balance in the training trust account as of April 30, 1999 was $48,627. The Company who is maintaining this account is trying to secure non-profit tax exempt status.

Note 13 - Lawsuits and Pending Claims:

The Company has been involved in various lawsuits. Management and the insurance companies who hold the insurance policies issued to the Company are vigorously defending the claims. The attorneys' evaluation of the cases shows a favorable chance of a successful defense and the range of an adverse ruling does not impact this financial statement.

There were three pending workman compensation cases from prior years not yet closed.

                        Ernest P. Breaux Electrical, Inc.
                    Notes to Financial Statements (Continued)
                             April 30, 1999 and 1998


Note 14 - Subsequent Events:

The shareholders of Ernest P. Breaux Electrical, Inc. in June of 1999 sold their shares to a publicly traded company.

Note 15 - Contingency - Year 2000 Issue - Unaudited:

The year 2000 issue (Y2K) involves the use of equipment and software that rely on microchips which may not distinguish between the year 2000 and 1900.

The Company is in the process of taking the following actions:

         1. Desktop systems including servers (most under 3 years old) have been examined and are Y2K compliant.

         2. Server software has been examined and shown to be free of Y2K issues.

Even if the Company has no problems with the Y2K issue, it is not known how its financial institutions, vendors, and customers may be effected.

We cannot provide any direct or indirect assurances that the Company will not experience negative consequences due to the Y2K issue.

ITEM 7.  (B) PRO FORMA FINANCIAL INFORMATION

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisition by Integrated Electrical Services, Inc. ("IES"), of Ernest P. Breaux Electrical, Inc. ("Breaux") and the 17 other electrical contracting and maintenance businesses acquired from April 1, 1999 through June 30, 1999 (the "June Quarter Acquisitions"), as if they had occurred on March 31, 1999. The unaudited pro forma statements of operations for the year ended September 30, 1998, presents the statement of operations data to give effect to the 69 electrical contracting and maintenance companies and related entities (including the 16 companies acquired concurrent with IES' IPO) acquired through June 30, 1999 (the "Previously Closed Acquisitions"), Breaux and the related pro forma adjustments as if they had occurred on October 1, 1997. The unaudited pro forma statement of operations for the six months ended March 31, 1999, presents the statement of operations data to give effect to the Previously Closed Acquisitions, Breaux and the related pro forma adjustments as if they had occurred on October 1, 1998.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Acquisitions have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisitions by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                                       IES AND      JUNE QUARTER                   PRO FORMA      PRO FORMA
                                                     SUBSIDIARIES   ACQUISITIONS      BREAUX      ADJUSTMENTS       TOTAL
                                                     ------------   ------------   ------------   ------------   ------------
 ASSETS

 CURRENT ASSETS:
   Cash ..........................................   $     35,630   $      6,833   $       (450)  $    (36,613)  $      5,400
   Receivables, net ..............................        167,801         38,839          4,910             --        211,550
   Inventories, net ..............................          8,995          1,278            391             --         10,664
   Cost and estimated earnings in excess of
       billings on uncompleted contracts .........         21,129          8,089            824             --         30,042
    Prepaid expenses and other current
        assets ...................................          4,418          2,013            318             --          6,749
                                                     ------------   ------------   ------------   ------------   ------------
      Total current assets .......................        237,973         57,052          5,993        (36,613)       264,405
RECEIVABLES FROM RELATED PARTIES .................            233             --             --             --            233
GOODWILL, NET ....................................        341,703             --             --        100,672        442,375
PROPERTY AND EQUIPMENT, NET ......................         29,721          9,653          1,007             --         40,381
OTHER NONCURRENT ASSETS ..........................          9,013            729          1,314             --         11,056
                                                     ------------   ------------   ------------   ------------   ------------
      Total assets ...............................   $    618,643   $     67,434   $      8,314   $     64,059   $    758,750
                                                     ============   ============   ============   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt ..............   $        537   $      8,147   $         78   $     (8,225)  $        537
   Accounts payable and accrued expense ..........         83,357         19,117          1,909             --        104,383
   Billings in excess of costs and estimated
       earnings on uncompleted contracts .........         29,863          4,233            829             --         34,925
   Income taxes payable ..........................          3,861          3,016            884             --          7,761
   Other current liabilities .....................            451            574             --             --          1,025
                                                     ------------   ------------   ------------   ------------   ------------
      Total current liabilities ..................        118,069         35,087          3,700         (8,225)       148,631
                                                     ------------   ------------   ------------   ------------   ------------
LONG-TERM BANK DEBT ..............................            851          2,291            410         29,620         33,172
SENIOR SUBORDINATED NOTES,
    net of $1,188 discount .......................        148,812             --             --             --        148,812
OTHER NON-CURRENT LIABILITIES ....................          1,498             99             39             --          1,636
                                                     ------------   ------------   ------------   ------------   ------------
      Total liabilities ..........................        269,230         37,477          4,149         21,395        332,251
STOCKHOLDERS' EQUITY:
   Preferred stock ...............................             --             --             --             --             --
   Common stock ..................................            299          1,478             29         (1,455)           351
   Restricted common stock .......................             27             --             --             --             27
   Treasury stock ................................             --           (513)           (82)           595             --
   Additional paid-in capital ....................        319,509            378            291         76,065        396,243
   Retained earnings .............................         29,578         28,614          3,927        (32,541)        29,578
                                                     ------------   ------------   ------------   ------------   ------------
      Total stockholders' equity .................        349,413         29,957          4,165         42,664        426,199
                                                     ============   ============   ============   ============   ============
     Total liabilities and
        stockholders' equity .....................   $    618,643   $     67,434   $      8,314   $     64,059   $    758,450
                                                     ============   ============   ============   ============   ============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                        PREVIOUSLY
                                            IES AND       CLOSED                           PRO FORMA         PRO FORMA
                                         SUBSIDIARIES  ACQUISITIONS       BREAUX          ADJUSTMENTS          TOTAL
                                         ------------  -------------  --------------     -------------      -------------
REVENUES...............................  $    386,721  $     694,359  $       19,684     $          --      $   1,100,764
COST OF SERVICES.......................       306,052        553,422          17,942                --            877,416
                                         ------------  -------------  --------------     -------------      -------------
   GROSS PROFIT........................        80,669        140,937           1,742                --            223,348
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES............        47,390        111,326           1,278           (40,502)(a)        119,492
NON-CASH,  NON-RECURRING
     COMPENSATION CHARGE...............        17,036             --              --           (17,036)(b)             --
GOODWILL AMORTIZATION..................         3,212             --              --             8,028 (c)         11,240
                                         ------------  -------------  --------------     -------------      -------------
   INCOME FROM OPERATIONS..............        13,031         29,611             464            49,510             92,616
OTHER INCOME (EXPENSE):
   Interest expense....................        (1,161)        (1,212)            (65)           (3,843)(d)         (6,281)
   Interest income.....................           433          1,418              --            (1,553)(d)            298
   Other, net..........................           335            863               8              (462)(c)            744
                                         ------------  -------------  --------------     -------------      -------------
OTHER INCOME (EXPENSE), NET............          (393)         1,069             (57)           (5,858)            (5,239)
INCOME BEFORE INCOME TAXES.............        12,638         30,680             407            43,652             87,377
PROVISION FOR INCOME TAXES.............        12,690         18,490             168             6,256 (e)         37,604
                                         ------------  -------------  --------------     -------------      -------------
NET INCOME (LOSS)......................  $        (52) $      12,190  $          239     $      37,396      $      49,773
                                         ============  =============  ================   =============      =============




EARNING (LOSS) PER SHARE -
          BASIC -                        $       0.00                                                       $        1.32
                                         ============                                                       =============
          DILUTED -                      $       0.00                                                       $        1.30
                                         ============                                                       =============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
          BASIC -                          19,753,060                                                          37,743,715
                                         ============                                                       =============
          DILUTED -                        19,753,060                                                          38,143,548
                                         ============                                                       =============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)

                                                        PREVIOUSLY
                                            IES AND       CLOSED                           PRO FORMA         PRO FORMA
                                         SUBSIDIARIES  ACQUISITIONS       BREAUX          ADJUSTMENTS          TOTAL
                                         ------------  -------------  --------------     -------------      -------------

REVENUES...............................  $    413,404  $     131,141  $       15,421     $          --      $     559,966
COST OF SERVICES.......................       326,934        102,782          11,392              (402)           440,706
                                         ------------  -------------  --------------     -------------      -------------
   GROSS PROFIT........................        86,470         28,359           4,029               402            119,260
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES............        45,590         26,535           1,194            (6,776)(a)         66,543
GOODWILL AMORTIZATION..................         3,943             --              --             1,677 (c)          5,620
                                         ------------  -------------  --------------     -------------      -------------
   INCOME FROM OPERATIONS..............        36,937          1,824           2,835             5,501             47,097
OTHER INCOME (EXPENSE):
   Interest expense....................        (4,923)          (537)            (68)             (390)(d)         (5,918)
   Interest income.....................           496            346              --              (346)(d)            496
   Other, net..........................           283            737            (114)               --                906
                                         ------------  -------------  --------------     -------------      -------------
OTHER INCOME (EXPENSE), NET............        (4,144)           546            (182)             (736)            (4,516)
INCOME BEFORE INCOME TAXES.............        32,793          2,370           2,653             4,765             42,581
PROVISION FOR INCOME TAXES.............        13,961            912           1,092             2,410 (e)         18,375
                                         ------------  -------------  --------------     -------------      -------------
NET INCOME (LOSS)......................  $     18,832  $       1,458  $        1,561     $       2,355      $      24,206
                                         ============  =============  ==============     =============      =============

EARNING (LOSS) PER SHARE -
          BASIC -                        $       0.59                                                       $        0.64
                                         ============                                                       =============
          DILUTED -                      $       0.58                                                       $        0.63
                                         ============                                                       =============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
          BASIC -                          31,761,207                                                          37,743,715
                                         ============                                                       =============
          DILUTED -                        32,254,651                                                          38,237,159
                                         ============                                                       =============

                      INTEGRATED ELECTRICAL SERVICES, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Unaudited Pro Forma Balance Sheet gives effect to the June Quarter Acquisitions which were acquired for total consideration of $128.8 million, including $51.7 million in cash and 4.7 million shares of common stock and Breaux which was acquired for total consideration of $10.4 million, including $5.6 million in cash and 0.3 million shares of common stock.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 for IES and Subsidiaries reflects the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer (restated for the effect of an acquisition accounted for as a pooling-of-interest combined) the other Founding Companies beginning February 1, 1998, and the Acquired Companies beginning on their respective dates of acquisition.

Pro Forma Adjustments consist of the following:

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Acquisitions. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(c) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(d) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(e) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

ITEM 7.  (C) EXHIBITS

23.1     Consent of Mixon, Roy, Metz & Mixon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          INTEGRATED ELECTRICAL SERVICES, INC.


                                               By: /s/ STANLEY H. FLORANCE
                                                   ----------------------------
                                                   STANLEY H. FLORANCE
                                                   SENIOR VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER


Dated:  July 26, 1999